Exhibit 1.1

OFFERING OF SERIES A PREFERRED STOCK

Minimum: $3,000,000

Maximum: $30,000,000

SALES AGENCY AGREEMENT

            , 2016

Moloney Securities Co., Inc.

13537 Barrett Parkway Drive, Suite 300

Manchester, Missouri 63021

Ladies and Gentlemen:

KeyStone Solutions, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this Sales Agency Agreement (the “Agreement”), to issue and sell a minimum of 300,000 units and a maximum of 3,000,000 units (individually a “Unit” and collectively the “Units”). Each Unit will consist of one (1) share of the Company’s Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and a warrant to purchase 0.25 shares of the Company’s common stock, par value of $0.0001 per share (the “Common Stock”) at an exercise price of $2 per share (each a “Warrant” collectively the “Warrants”). The price of a Unit sold to the public will be $10.00 per Unit (the “Offering Price”), in minimum investment amounts of $5,000 (500 Units) per investment, in a public offering exempt from registration under Section 3(b)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Tier 2 under Regulation A promulgated thereunder (the “Offering”). The Warrants have an expiration date of seven (7) years from the Qualification Date. The “Qualification Date” shall mean the date of qualification of the Units as exempt from registration by the Securities and Exchange Commission (the “Commission”) pursuant to Regulation A. The Units are more fully described in the offering circular that will accompany the offering statement for a Tier 2 offering under Regulation A on Form 1-A dated             , 2016 (the “Offering Circular”).

This Agreement is made and entered into by the Company and you, Moloney Securities Co., Inc. (“Moloney”), and the foregoing parties agree to the following set forth in this Agreement. The Company acknowledges and agrees that Moloney has selected The Benchmark Company, LLC (“Benchmark”) to be the co-managing broker-dealer for the Offering in conjunction with Moloney (Moloney and Benchmark shall together be defined in this Agreement as the “Sales Agent”). Moloney and Benchmark have entered into a Co-Agent Agreement of even date herewith to govern the matters arising between themselves as the Sales Agent herein. Subject to the terms and conditions stated herein, the Sales Agent agrees to act as agent of the Company in the sale of the Units on a “best efforts” basis, and “best efforts” herein shall mean commercially reasonable best efforts.

1. The Offering. The Company proposes to offer the Units for sale at the Offering Price, payable in cash pursuant to receipt of payment and execution of subscription order agreements from investors. This Agreement sets forth the terms under which the Company is engaging the Sales Agent as selling agent for the Company in the Offering, and the Sales Agent hereby agrees to serve in such capacity, the terms of which relationship are set forth in this Agreement.

In connection with the Offering, the Sales Agent has assisted and will assist the Company with the following services: (a) assisting, with the Company’s counsel, in its preparation of the offering documentation to be distributed in the Offering; (b) preparing with management of the Company other materials or information provided to potential investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any roadshow or potential investor presentations made to investors by the Company (whether in person or electronically) (the “Marketing Materials”); and (c) assisting in the coordination of investor meetings. All Marketing Materials shall be subject to approval by the Company and the Sales Agent prior to any public distribution or other use thereof.

2. Retention of the Sales Agent; Compensation; Sale and Delivery of the Units. The Company hereby appoints the Sales Agent as its placement agent and principal distributor for the purpose of selling for cash, on a “best efforts” basis, at the Offering Price a minimum of 300,000 Units totaling $3,000,000 (the “Minimum Offering Amount”) and a maximum of 3,000,000 Units totaling $30,000,000 (the “Maximum Offering Amount”) through the Dealers, defined below, all of whom shall be members of the Financial Industry Regulatory Authority (“FINRA”). The Company and the Sales Agent understand and agree that the Sales Agent shall have the right to enter into Participating Dealer Agreements substantially in the form attached hereto as Exhibit A (each, a “Participating Dealer Agreement”) with other broker-dealers participating in the Offering (each dealer being referred to herein, as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Sales Agent may also sell Units for cash directly to its own clients and customers at the Offering Price and subject to the terms and conditions stated in the Offering Circular and this Agreement.

On the basis of the representations and warranties, and subject to the terms and conditions of this Agreement, the Sales Agent accepts such appointment and agrees to use its best efforts to sell the Units on said terms and conditions. It is acknowledged by the Company that the Sales Agent shall not be obligated to purchase any Units for its own account or with a view to distribution and shall not be obligated to take any action which the Sales Agent deems to be inconsistent with any applicable law, regulation, decision or order. Subscriptions will be offered as described in the Offering Circular. Except as otherwise expressly provided in this Agreement, the appointment of the Sales Agent will terminate upon completion of the Offering. The Company will not sell or agree to sell any debt or equity securities of the Company other than in connection with the grant to the Company’s executive officers and independent directors of options to purchase Common Stock through the Sales Agent during the period beginning on the date hereof and ending on the earlier of (i) the Final Closing Date (as defined below) or (ii) the date of termination if the Offering is terminated as provided herein. The Company shall have the right to issue shares of Common Stock upon the exercise of warrants, granted by James McCarthy, Richard Nathan (the “Grantors”) pursuant to an Option Agreement dated March 16, 2016, whereby the Grantors granted to Avon Road Partners, L.P., an affiliate of Mr. Robert Berman, the right to purchase shares of Common Stock held by the Grantors.

If all conditions precedent to the consummation of the Offering are satisfied, the Company agrees to issue the Units sold in the Offering against payment to the Company by any means authorized pursuant hereto; provided, however, that no funds shall be released to the Company until the conditions specified in Section 9 hereof shall have been complied with, to the reasonable satisfaction of the Sales Agent. It is understood that no sale shall be regarded as effective unless and until accepted by the Company in its sole discretion. Each investor in the offering must invest a minimum of $5,000 per subscription (500 Units).

Promptly after the Qualification Date the Sales Agent and the Dealers shall commence the Offering of the Units for cash to the public in jurisdictions in which the Units are registered or qualified for sale or in which such Offering is otherwise permitted. The first release of Units against payment therefor shall be made on a date (“Initial Closing Date”) acceptable to the Company and the Sales Agent in accordance with the Offering Circular (the “Initial Closing”), provided that the Company has verified subscriptions for Units equal to or greater than the Minimum Offering Amount. Each date upon which the Company shall release or deliver the Units sold in the Offering (each defined herein as a “Closing”), in accordance with the terms herein, is called a “Closing Date.” The “Final Closing Date” shall mean the date on when the last Closing Date of the Offering occurs. In accordance with the terms and conditions hereof the Sales Agent and the Company agree to utilize a platform operated by Folio Investments, Inc. (“Folio”), a FINRA member and SEC-registered broker-dealer and clearing firm. The Company and the Sales Agent agree that investors shall exclusively utilize the Folio platform for the Initial Closing. For Closings after the Initial Closing investors may, but shall not be required to, utilize Folio or may utilize the services of an escrow agent (“Escrow Agent”), to be selected by the Sales Agent, provided that an Escrow Agent is deemed appropriate and beneficial for the Offering.

As a condition to the transfer of funds from subscribers to the Company for the Initial Closing only, the total amount of subscriptions accepted by the Company and supported by cleared funds in subscriber brokerage accounts at Folio must be equal to or greater than the Minimum Offering Amount. When funds from all subscriptions in the offering equal or exceed the Minimum Offering Amount are deposited with Folio for the exclusive benefit of customers by no later than the end of the Minimum Offering Period, the funds will be transferred to the Company for the Initial Closing. Funds from subscriptions will be held by Folio in customer accounts for the exclusive benefit of its customers until such time as all conditions to the Initial Closing are met before being transferred to the Company’s account, which the Company shall establish with Folio.

The Initial Closing shall occur after the Minimum Offering Amount of $3,000,000 is raised in accordance with the Plan of Distribution section of the Offering Circular (the “Plan of Distribution”), but in no event will it occur more than six (6) months after the Qualification Date (the “Minimum Offering Period”). If the Minimum Offering Amount is not raised for this Offering prior to or on the last day of the Minimum Offering Period or the Company elects to terminate the Offering prior to the end of the Minimum Offering Period upon payment of an Early Termination Fee as provided for below, the Offering will terminate and the investors will receive a full refund of the amounts which they have invested in the Offering, which means that such funds shall remain in the Folio accounts for the benefit of the investors and shall not be transferred to the Company. The Company has the option to terminate the Offering prior to the expiration of the Minimum Offering Period provided that the Company first pays to the Sales Agent an early termination fee, relating to expenses incurred by the Sales Agent, equal to Fifty Thousand and No/100 Dollars ($50,000.00), (the “Early Termination Fee”) which shall be in addition to the payment of the Retainer as defined herein.

The Company and the Sales Agent agree to conduct the Initial Closing so that the investments made as part of raising the Minimum Offering Amount for the Initial Closing will be made through an investment platform operated by Folio, as described in the Plan of Distribution. After the Minimum Offering Amount is raised, investments may be made by Dealers for investors either through the Folio platform or, if requested by a Dealer or investor and deemed appropriate and beneficial for the Offering by the Sales Agent, then through an Escrow Agent, without having to establish an account with Folio. The Sales Agent retains the right to engage an Escrow Agent of its choice to provide escrow services for the Offering if the Sales Agent deems that the use of an Escrow Agent would be appropriate and beneficial for completion on the Offering.

As of the date hereof, the Company has entered into the Issuer Custody and Services Agreement with Folio (the “Custody Agreement”) pursuant to which the Company agrees to issue uncertificated securities to be held in the Company’s account at Folio, and the Units held in such account or accounts at Folio will show as an omnibus position on the Company’s records and the transfer agent’s records in the name of “Folio Investments, Inc. for the exclusive benefit of its customers.” The Company’s brokerage account with Folio will hold the Units to be sold in the offering in book-entry form.

After raising the Minimum Offering Amount and completing the Initial Closing, subsequent Closings will occur when: (i) the Company raises an additional $3,000,000 (300,000 Units) over the amount raised in the immediately preceding Closing; or (ii) two (2) months after the immediately preceding Closing, whichever occurs first. The Company and the Sales Agent may jointly agree to conduct a Closing earlier than the two months or the sale of 300,000 incremental Units as provided in the preceding sentence. Prior to raising the Minimum Offering Amount the prospective investors have the right to the return of all invested funds deposited in the prospective investor’s Folio account prior to a Closing, including the Initial Closing. Investors will not have a right to a return of invested funds after a Closing and the invested funds have been transferred to the Company.

After the Initial Closing, if any one of the subsequent Closings fails to result in raising an incremental aggregate amount of at least $3,000,000 or if the Offering is discontinued for any reason prior to raising an incremental aggregate amount of at least $3,000,000, the amount actually raised will be disbursed to the Company and the Units will be issued to the investors. The Offering may be terminated by the Company prior to raising the Maximum Offering Amount. The Offering shall expire twelve (12) months after the Qualification Date (“Offering Expiration Date”). After the Initial Closing the Offering will continue until the first to occur of the following: (i) the raising of the Maximum Offering Amount of $30,000,000; (ii) the termination of the Offering; or (iii) the Offering Expiration Date.

The Sales Agent shall receive the following compensation for its services hereunder, which may be re-allowable in whole or part to Dealers:

(a) The Sales Agent shall receive a commission on each Closing Date equal to six percent (6%) of the aggregate dollar amount of the Units sold in the Offering (the “Sales Fee”). The Sales Agent has received $40,000 as a retainer (the “Retainer”) and the Retainer shall be credited against the reasonable out-of-pocket expenses incurred in connection with the Offering in accordance with FINRA Rule 5110(f)(2)(C) and Section 2(c) below.

(b) The Company will provide the Sales Agent on each Closing Date with a non-accountable expense allowance of one percent (1.00%) of the aggregate dollar amount of the gross proceeds of the Units sold during each such Closing (the “Non- Accountable Expenses”) as contemplated by Section 8 hereof and as permitted by FINRA Rule 5110(f)(2)(B).

(c) The Company shall pay or reimburse the Sales Agent as co-managing broker-dealer of the Offering for all actual, accountable and reasonable out-of-pocket expenses of the Sales Agent (the “Accountable Expenses”) not to exceed one percent (1.00%) of the aggregate dollar amount of the gross proceeds of the Units sold during the Offering to the extent permitted as accountable expenses under FINRA Rules.

(d) The Sales Fee, the payment for Non-Accountable Expenses, the payment for the Accountable Expenses, and all other fees or commissions payable hereunder payable by the Company to the Sales Agent in respect of a Closing shall be paid in same day funds on each applicable Closing Date for the aggregate dollar amount of the gross proceeds of the Units sold at such Closing during the Offering, unless otherwise agreed to by the Company and the Sales Agent in writing.

(e) The Company shall pay Folio for its services in the offering equal to 0.50% (50 basis points) of the aggregate dollar amount of the proceeds of the Units sold in the offering (the “Folio Fee”) pursuant to the Custody Agreement. For this Offering 100% of the 50 basis points compensation paid to FOLIO will be allocated to accountable expenses, which under the FINRA 5110 filing process are, as of the date hereof, viewed as underwriter compensation. In addition to the Folio Fee, Folio may participate in the offering as a Dealer in the sale of the Units. In its capacity as a Dealer, Folio shall be entitled to receive a reallowance on commissions in accordance with a Participating Dealer and Selling Agreement entered into between the Sales Agent and Folio, which shall be for Folio’s underwriting services as a Dealer and shall be separate and distinct from the Folio Fee.

(f) The Folio Fee of 0.5% (50 basis points) of the aggregate dollar amount of the proceeds of the Units sold in the offering shall be payable by the Company to Folio. The total Accountable Expenses of the Sales Agent as defined by FINRA shall not exceed 1.00% and the Non-Accountable Expenses of the Sales Agent as defined by FINRA shall be 1.00% of the aggregate dollar amount of the Units sold in the offering.

Subject to compliance with FINRA Rule 5110, except as provided in Section 2(a) hereof, the Company shall be responsible for all fees and expenses related to its counsel. The Sales Agent shall pay the fees of its counsel from the funds provided as part of the Accountable Expenses and Sales Fees. Other fees and expenses typical of such an offering will be payable by the Company such as, but not limited to, Escrow Agent fees, if an Escrow Agent is established, Folio Fee, wire transfer fees, CUSIP numbers, valuation fees, due diligence review fees, DTC clearing, RBC clearing, Blue Sky fees and expenses, SEC and FINRA fees and expenses, travel necessary to implement the forgoing, and printing of Offering Circulars and delivery of same. The forgoing fees may be payable from Accountable Expenses to the extent allowed under FINRA Rules but the Accountable Expenses shall not exceed one (1.0%) of the aggregate dollar amount of the Units sold in the Offering. The Company will also be responsible for all accounting and auditing services to be rendered by a United States headquartered accounting firm, for auditing its financial statements and associated costs in connection with the services rendered by an accounting firm in connection with an offering exempt from registration under the Securities Act pursuant to Regulation A+.

(g) The Sales Agent may reduce the Sales Fee in its sole discretion with respect to Units sold to: (i) clients of investment advisors registered under the Investment Advisers Act of 1940, as amended or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset based fees with such advisor); (ii) registered principals or representatives of the Sales Agent or any Dealer (and immediate family members of any of the foregoing); (iii) the Company’s or its subsidiary’s employees, officers and directors or the affiliates of any of the foregoing entities (and the immediate family members of any of the foregoing persons), any benefit plan established exclusively for the benefit of such persons or entities, and, if approved by the Company’s board of directors, joint venture partners, consultants and other service providers; (iv) any investor in an entity affiliated with the Company; and (v) any other person identified by the Company and agreed to by the Sales Agent.

The Company will not be liable or responsible to any Dealer for direct payment of commissions or any other consideration to any Dealer, it being the sole and exclusive responsibility of the Sales Agent for payment thereof to Dealers.

The Company acknowledges and agrees that in connection with the Offering, sale of the Units or any other services the Sales Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Sales Agent: (i) no fiduciary relationship exists between the Company or any other related person, on the one hand, and the Sales Agent, on the other hand; (ii) any duties and obligations that the Sales Agent may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iii) the Sales Agent and its affiliates may have interests that differ from those of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to the Sales Agent that each of the following representations and warranties are true and correct as of the date hereof, except to the extent that such representations or warranties specifically speak to a future date:

(a) In connection with the Offering, the Company has prepared and filed with the Commission the Offering Circular and amendments thereto for a Tier 2 offering under Regulation A on Form 1-A which conforms to the requirements of the Securities Act and the applicable rules and regulations thereunder (the “Rules and Regulations”) of the Commission. The Offering Circular does not, and any amendment or supplement thereto will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from information relating to the Sales Agent in the Plan of Distribution that were made in reliance upon and in conformity with information furnished to the Company by the Sales Agent expressly for use therein.

(b) All offers and sales in connection with the Offering comply in all material respects with applicable federal and state securities laws and will be or have been conducted in the manner described in the Offering Circular, and any amendment or supplement thereto. The Sales Agent agrees to comply with its covenants and its representations and warranties as set forth herein.

(c) [Reserved.]

(d) Each of the Company and AOC Key Solutions, Inc., a Delaware corporation, a wholly owned subsidiary of the Company (the “Subsidiary”) is duly organized and validly existing and in good standing as corporations under the laws of the State of Delaware with all requisite power and authority to enter into this Agreement, to conduct each of their respective businesses as now conducted and as proposed to be conducted, and to own and operate each of their respective properties, investments and assets, as described in the Offering Circular. Neither the Company nor its Subsidiary is: (i) in violation of any provision of either of their respective Certificates of Incorporation (as defined in the Delaware General Corporation Law in effect as of the date hereof) bylaws, stockholders agreements, buy-sell agreements or other governing documents; (ii) in default under or in breach of, and does not know of the occurrence of any event that, with the giving of notice or the lapse of time or both, would constitute a default under or breach of, any term or condition of any material agreement or instrument to which either the Company or the Subsidiary is a party or by which any of the Company’s or the Subsidiary’s properties, investments or assets is bound, except as disclosed in the Offering Circular or except as would not, individually or in the aggregate, result in any material adverse effect in the business, financial position, stockholder’s equity or results of operations of the Company and the Subsidiary on a consolidated basis (a “Material Adverse Effect”). Except as noted in the Offering Circular, the Company does not own or control, directly or indirectly, any other corporation, partnership, limited liability company, association, or other entity of any kind, except the Subsidiary. The Company has furnished to the Sales Agent copies of its Certificate of Incorporation, bylaws, stockholders agreements, buy-sell agreements and all other governing documents, and all such copies are true, correct and complete and contain all amendments thereto through the date of this Agreement.

(e) The Units, the Series A Preferred Stock, including all shares of common stock of the Company issuable upon conversion of the Series A Preferred Stock and the exercise of the Warrants, have been duly and validly authorized by the Company and upon issuance against payment therefor as provided herein and on the terms and conditions described herein and in the Offering Circular, will be validly issued, fully paid and non-assessable, and will conform to the description thereof contained in the Offering Circular. Except as set forth in the Offering Circular, no party has any preemptive rights with respect to any of the securities underlying the Units, including the Series A Preferred Stock and shares of common stock of the Company issuable upon conversion of the Series A Preferred Stock and the exercise of Warrants issued pursuant to the Offering Circular, or any right of participation or first refusal with respect to the sale of any of the forgoing securities, including the Units by the Company. Except as set forth in the Offering Circular, no person holds a right to require registration under the Securities Act of any security of the Company at any time.

(f) Immediately prior to the Initial Closing Date, the Company is authorized to issue 32,500,000 shares, consisting of 25,000,000 shares of Common Stock, of which 5,000,000 are issued and outstanding as of the date hereof, and 7,500,000 shares of preferred stock, none of which is issued and outstanding as of the date hereof. All of the issued and outstanding shares of the Company’s Series A Preferred Stock and common stock have been duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in the Offering Circular, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any common, preferred or other stock of the Company or any security convertible into or exchangeable for common or other stock of the Company. The Company has duly authorized a sufficient number of Units, shares of Series A Preferred Stock and shares of common stock of the Company to fulfill the Company’s obligations for issuance of all Units, all shares of Series A Preferred Stock and all shares of the Company’s common stock as set forth in the Offering Circular, with respect to the Offering, including but not limited to the conversion of all shares of Series A Preferred Stock to common stock and the exercise of Warrants for the purchase of common stock.

(g) The Company has full legal right, power, and authority to enter into this Agreement and, to issue and deliver the Units, shares of Series A Preferred Stock and the shares of common stock as provided herein and in the Offering Circular and to consummate the transactions contemplated herein and in the Offering Circular. This Agreement has been duly authorized, executed, and delivered by the Company and constitutes a valid and binding agreement of the Company, and, assuming due authorization, execution and delivery by Folio and the Sales Agent, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

(h) All agreements between or among the Company, and third parties expressly referenced in the Offering Circular, unless otherwise disclosed, are legal, valid, and binding obligations of the Company, as the case may be, enforceable against the Company, in accordance with their respective terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles and (iii) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

(i) Except as disclosed in the Offering Circular each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body or any other third party necessary for the valid authorization, issuance, sale and delivery of the Units, the shares of Series A Preferred Stock and shares of common stock, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and by the Offering Circular, except such as may be required under the Securities Act or under state securities laws, has been made or obtained and is in full force and effect.

(j) There is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit, proceeding, inquiry, or, to the Company’s knowledge, investigation before or by any court or any governmental authority or agency to which the Company or the Subsidiary or both may be a party, or to which any of the properties or rights of the Company or the Subsidiary or both may be subject, that is not described in the Offering Circular and (i) that may reasonably be expected to result in a Material Adverse Effect, or (ii) that may reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement.

(k) The audited financial statements of the Company and those of the Subsidiary including related schedules, disclosure and notes included or referenced in the

Offering Circular fairly present in all material respects the financial position of the Company or the Subsidiary, as applicable, as of the dates indicated and the results of operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved except as otherwise described therein. The unaudited financial information (including the related notes and disclosures) included or referenced in the Offering Circular complies as to form in all material respects to the applicable accounting requirements of Regulation A promulgated under the Securities Act, and management of the Company believes that the assumptions underlying any adjustments are reasonable. Such unaudited information fairly presents in all material respects with respect to the Company’s or the Subsidiaries’ as applicable, financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

(l) The accounting firm of Ericksen, Krentel & LaPorte, LLP, who have audited certain financial statements of the Company and the Subsidiary contained in the Offering Circular, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(m) Neither the Company nor the Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order, or decree, otherwise than as set forth or contemplated in the Offering Circular.

(n) Since the respective dates as of which information is given in the Offering Circular, and except as otherwise stated in the Offering Circular, with respect to either or both the Company or the Subsidiary there has not occurred any of the following: (i) material change in the common, preferred or other stock, long-term debt, obligations under capital leases, or short-term borrowings; (ii) material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change in the business, properties, assets, results of operations or condition (financial or otherwise); (iii) liability or obligation, direct or contingent, incurred or undertaken by the Company, or the Subsidiary, or both of them, that is material to the business or condition (financial or otherwise), except for liabilities or obligations incurred in the ordinary course of business; (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the common, preferred or other stock other than as disclosed in the Offering Circular, or (v) any transaction that is material to the Company, the Subsidiary or both of them, except transactions in the ordinary course of business or as otherwise disclosed in the Offering Circular.

(o) Except as disclosed in the Offering Circular, the Company owns, possesses, has obtained or in the ordinary course of business will obtain, and has made available for review by the Sales Agent, all material permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations of governmental or regulatory authorities as are necessary to carry on its business as presently conducted, or as contemplated in the

Offering Circular to be conducted (“Company Permits”), except for such permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations, the failure of which to have or maintain would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor the Subsidiary has received any notice of proceedings relating to revocation or modification of any Company Permits, except where such revocation or modification would not have a Material Adverse Effect.

(p) Except as disclosed in the Offering Circular, the Subsidiary owns, possesses, has obtained or in the ordinary course of business will obtain, and has made available for review by the Sales Agent, all material permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations of governmental or regulatory authorities as are necessary to carry on its business as presently conducted, or as contemplated in the Offering Circular to be conducted (“Subsidiary Permits”), except for such permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations, the failure of which to have or maintain would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor the Subsidiary has received any notice of proceedings relating to revocation or modification of any Subsidiary Permits, except where such revocation or modification would not have a Material Adverse Effect.

(q) Both the Company and the Subsidiary have each properly filed all necessary federal, state, local, and foreign income tax returns required to be filed by each company and each company has paid all taxes shown as due and payable thereon (or has obtained appropriate extensions), except for taxes that are being contested in good faith and for which adequate reserves have been established in the Company’s financial statements. No tax deficiency has been asserted or, to the knowledge of the Company, threatened to be asserted against the Company or the Subsidiary.

(r) The execution, delivery and performance of this Agreement and the compliance with the terms and provisions hereof and the consummation of the transactions contemplated herein and in the Offering Circular by the Company, (i) do not and will not violate or constitute a breach of, or default under: (A) the certificate of incorporation, bylaws, stockholder agreement, buy-sell agreement or other governing document as amended of the Company or the Subsidiary; (B) any of the terms, provisions, or conditions of any material instrument, agreement, or indenture to which the Company or the Subsidiary is a party or by which either is bound or by which either of their businesses, assets, investments or properties may be affected; or, (C) to Company’s knowledge, any order, statute, rule, or regulation applicable to the Company or the Subsidiary or both, or any of the Company’s or Subsidiary’s business, investments, assets or properties, of any court or (to the knowledge of the Company) any governmental authority or agency having jurisdiction over the Company, or any of the Company’s or Subsidiary’s business, investments, properties or assets; and (ii) to the knowledge of the Company, do not and will not result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of the Company or Subsidiary or both.

(s) Except as stated in or contemplated by this Agreement or the Offering Circular, neither the Company, Subsidiary, nor, to the Company’s knowledge, any affiliate of the Company or the Subsidiary has paid or awarded, nor will any such person pay or award, directly or indirectly, any commission or other compensation to any person engaged to render investment advice to a potential purchaser of Units as an inducement to advise the purchase of Units.

(t) Either the Company or the Subsidiary owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and the Subsidiary’s business as now conducted or as proposed in the Offering Circular to be conducted. Except as set forth in the Offering Circular, (i) there are no rights of third parties to any such Intellectual Property; (ii) to the Company’s knowledge there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiary’s rights in or to any such Intellectual Property, and the Company has no knowledge of any facts that would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, or proceeding by others challenging the validity or scope of any such Intellectual Property, and the Company has no knowledge of any facts that would form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company has no knowledge of any other fact that would form a reasonable basis for any such claim.

(u) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) contained in Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(v) The industry-related and market-related statistics obtained from independent industry publications and reports and included in the Offering Circular are consistent in all material respects with the sources from which they are derived. The Company has provided or made available copies of all such sources to the Sales Agent.

(w) No relationship exists between or among the Company, the Subsidiary and any manager, officer, director, shareholder or affiliate of the Company or Subsidiary which is required by the Securities Act and the Rules and Regulations to be described in the Offering Circular which is not so described and described as required in material compliance with such requirement. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or the Subsidiary to or for the benefit of any of the officers, directors or shareholders of the Company, the Subsidiary or any of their respective family members.

(x) Neither the Company nor the Subsidiary has sold any securities to any person or entity nor is there any beneficial owner of the Company’s or the Subsidiary’s equity securities, that acquired said securities during the 180-day period immediately preceding the date of the Offering Circular, that has an association or affiliation with the Sales Agent or any Dealer.

(y) Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Securities Act.

Neither the Subsidiary, nor any predecessor of the Subsidiary; nor any other issuer affiliated with the Subsidiary; nor any director or executive officer of the Subsidiary or other officer of the Subsidiary participating in the Offering, nor any beneficial owner of 20% or more of the Subsidiary’s outstanding voting equity securities, nor any promoter connected with the Subsidiary, is subject to the disqualification provisions of Rule 262 of the Securities.

4. Covenants of the Company. The Company hereby covenants to the Sales Agent as follows:

(a) The Company will immediately upon receipt of any information concerning the events listed below notify the Sales Agent: (i) of the receipt of any comments from the Commission or any other governmental entity with respect to the Offering or the transactions contemplated by this Agreement; (ii) of any request by the Commission or any other governmental entity for any amendment or supplement to the Offering Circular for additional information; (iii) of the issuance by the Commission or any other governmental agency of any order or other action suspending the Offering or the use of the Offering Circular, or of the initiation or threat of initiation or threat of any proceedings for such purposes; or (iv) of the occurrence of any event mentioned in subparagraph (d) below. The Company will make every reasonable effort to prevent the issuance by the Commission or any state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest reasonably practicable time.

(b) The Company will deliver to the Sales Agent such number of copies of the Offering Circular, as amended or supplemented, as the Sales Agent may reasonably request. After the Closing of the Offering, the Company shall furnish to all shareholders of the Company, quarterly financial statements accompanied by the Company’s management discussion and analysis of the same as well as annual audited financial statement audited by the Company’s auditors and such other notices that the Sales Agent shall reasonably request or that may be required by law.

(c) The Company will comply in all material respects and will direct its Subsidiary to comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, by applicable federal and state law and regulations, and by applicable provisions of the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, to be complied with prior to or subsequent to the Closing Date; and when the Offering Circular is required to be delivered, the Company will comply in all material respects, at its own expense, with all material requirements imposed upon it by the Commission, by applicable state law and regulations and by the Securities Act, the Exchange Act and the rules and regulations adopted thereunder, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Units during such period in accordance with the provisions hereof and the Offering Circular.

(d) If any event relating to or affecting the Company or the Subsidiary shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Company or for the Sales Agent, to amend or supplement the Offering Circular in order to make it not misleading in light of the circumstances existing at the time of its use, the Company will, at its expense, forthwith prepare and furnish to the Sales Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Offering Circular (in form and substance satisfactory to counsel for the Sales Agent after a reasonable time for review) which will amend or supplement the Offering Circular so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, the Company will furnish such information with respect to itself and its Subsidiary as the Sales Agent may from time to time reasonably request.

(e) If applicable, the Company will endeavor in good faith, in cooperation with the Sales Agent, to register or to qualify the Units for offering and sale under the applicable securities laws of the jurisdictions identified in the Offering Circular, as the same may be amended, in which the Offering will be conducted; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified.

(f) The net proceeds from the sale of the Units will be used substantially in the manner set forth in the Offering Circular under the caption “Use of Proceeds.”

(g) Prior to any Closing Date, the Company will inform the Sales Agent of any event or circumstances of which it is aware as a result of which the Offering Circular, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(h) The Offering Circular shall be acceptable in form and substance to the Sales Agent in its reasonable discretion and will not be amended without the mutual consent of the Company and the Sales Agent; provided, however, that the Company may amend the

Offering Circular without the consent of the Sales Agent in order to comply with requirements of the Securities Act, the Rules and Regulations or request of the Commission but only following 5 business days’ notice of such required amendment to the Sales Agent.

(i) The Company will not accept subscriptions for the Units in the Offering until the Company has satisfied or caused to be satisfied each condition set forth in Section 9 hereof, unless such condition is waived in writing by the Sales Agent.

(j) The Sales Agent shall have the right to designate one person to serve as a non-voting observer (“Sales Agent Observer”) to the Company’s board of directors (the “Board”), subject to (i) the reasonable approval of the Company and (ii) the execution by the Sales Agent Observer of a confidentiality and non-disclosure agreement reasonably satisfactory to the Company. Board meetings will be held at least quarterly and the Sales Agent Observer shall have the right to attend via phone if permitted under Delaware law. Notwithstanding the foregoing, the Company may exclude the Sales Agent Observer from access to any material or meeting or portion thereof if: (A) the Board concludes in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel; provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege and not to any other portion thereof; or (B) such portion of a meeting is an executive session limited solely to independent director members of the Board, independent auditors and/or legal counsel, as the Board may designate, and the Sales Agent Observer (assuming the Sales Agent Observer were a member of the Board) would not meet the then-applicable standards for independence adopted by the New York Stock Exchange, or such other exchange on which the Company’s securities are then traded. The Sales Agent Observer shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by the Sales Agent Observer in connection with attendance in person at Board meetings. If the Company becomes a “reporting company” under the Securities Exchange Act of 1934, as amended (a “34 Act Company”), the rights of the Sales Agent Observer to attend meetings of the Company’s board of directors shall end.

(k) The Company shall retain an independent investment research firm approved or acceptable to the Sales Agent, whose approval or acceptance will not be unreasonably withheld, to provide ongoing research information on the Company, provided, however, once the Company is a 34 Act Company, the Company shall no longer be required to retain such independent investment research firm.

(l) The Company, at its expense, shall provide a due diligence report of the Company and the Subsidiary (the “Company’s Due Diligence Report”) by a firm acceptable to both the Company and the Sales Agent to perform and report on its due diligence investigation. The Company’s Due Diligence Report shall be made available to the syndicate and selling group assembled by the Sales Agent. Ongoing investment research, provided at the Company’s expense, shall be provided by an independent investment research firm acceptable to the Sales Agent.

(m) This Agreement is an exclusive contract between the Sales Agent and the Company. During the term hereof, neither the Company nor the Subsidiary shall enter into any agreement or negotiations with any other underwriter relating to any offering of equity interests in the Company or the Subsidiary without the expressed written permission of the Sales Agent.

5. Representations of Sales Agent. The Sales Agent represents and warrants to the Company that each of the following representations and warranties are true and correct as of the date hereof, except to the extent that such representations or warranties specifically speak to a future date:

(a) The Sales Agent is a member of FINRA and it and its employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

(b) The information furnished to the Company by the Sales Agent in writing expressly for use in the Offering Circular or any amendment or supplement thereto, including any such information in the Plan of Distribution in the Offering Circular, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Sales Agent is a duly organized and validly existing entity under the laws of its state of organization or incorporation.

(d) No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Sales Agent of this Agreement, except such as may be required under the Securities Act or applicable state securities laws.

(e) There are no actions, suits or proceedings pending or, to the knowledge of the Sales Agent, threatened against the Sales Agent at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could reasonably be expected to have a material adverse effect on the ability of the Sales Agent to perform its obligations under this Agreement or to participate in the Offering as contemplated by the Offering Circular.

(f) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Sales Agent will not conflict with or constitute a default under any of its organizational documents or other similar agreement, indenture, mortgage, deed of trust, lease, or, to the Sales Agent’s knowledge, under any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Sales Agent, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 10 of this Agreement may be limited under applicable securities laws.

(g) The Sales Agent has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 10 of this Agreement may be limited under applicable securities laws.

(h) Except for Participating Dealer Agreements, no agreement will be made by the Sales Agent with any person permitting the resale, repurchase or distribution of any Units purchased by such person.

(i) The Sales Agent agrees that it shall not, and shall not permit any Dealer, to include any “issuer information” (as defined in Rule 433 under the Securities Act) in any video or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations (each a “Testing-the-Waters Communication”) used or referred to by such Sales Agent or Dealer without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), provided that “issuer information” (as defined in Rule 433 under the Act) within the meaning of this Section 5 shall not be deemed to include information prepared by the Sales Agent on the basis of, or derived from Permitted Issuer Information.

(j) Neither the Sales Agent nor any Dealer, nor any managing member of the Sales Agent or any Dealer, nor any director or executive officer of the Sales Agent or any Dealer or other officer of the Sales Agent or any Dealer participating in the offering of the Units is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Sales Agent or any Dealer, or any other person being compensated by or through the Sales Agent or any Dealer for the solicitation of the purchasers in the Offering, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

6. Covenants of Sales Agent.

(a) The Sales Agent will comply with all applicable federal and state securities laws, including the Securities Act, Exchange Act, other applicable state securities and other laws, and the applicable rules and regulations of FINRA.

(b) The Sales Agent has not provided and will not provide to the purchasers of Units any written or oral information regarding the Company, including any representations regarding the Company’s business, financial condition, results of operations or financial prospects, other than such information as is contained in the Offering Circular. The Sales Agent further covenants that it will comply in the Offering with such purchaser suitability requirements as may be imposed by federal and state securities or blue sky requirements, if any.

(c) Until the termination of this Agreement, if any event affecting the Offering Circular shall occur which, in the opinion of counsel to the Company, should be set forth in a supplement to the Offering Circular, Sales Agent agrees to distribute each supplement of the Offering Circular to each person who has previously received a copy of the Offering Circular from Sales Agent, and Sales Agent further agrees to include such supplement in all future deliveries of the Offering Circular. Sales Agent agrees that following notice from the Company that a supplement to the Offering Circular is necessary, Sales Agent will cease further efforts to sell the Units until such a supplement is prepared and delivered to the Sales Agent.

(d) No trading of newly issued Units shall be permitted during the quiet period of ninety (90) days after commencement of the sales of the Units contemplated herein.

(e) The Sales Agent will not use any sales literature not authorized and approved by the Company, use any “broker-dealer use only” materials with members of the public, or make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Circular in connection with offers or sales of the Units.

7. Delivery and Payment. The use of Folio’s investment platform shall be approved in advance by both the Company and the Sales Agent. The delivery and payment method using Folio as a platform, or using an Escrow Agent if one is established shall comply with Commission Rule 15c2-4, promulgated under the Exchange Act.

8. Payment of Expenses. The Company covenants and agrees with the Sales Agent that the Company shall pay or cause to be paid the following expenses: (i) the costs and expenses in connection with the preparation and printing of the Offering Circular and any amendments or supplements thereto, and the mailing and delivering of copies thereof to the Sales Agent as required hereby; (ii) the cost of printing or reproducing this Agreement, any Blue Sky Survey (if necessary), any dealer agreements and any other documents in connection with the Offering, and purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 4(e) hereof, if required; (iv) the filing fees incident to securing any required review by FINRA of the terms of the sale of the Units; (v) the cost of preparing equity certificates or establishing book-entry accounts; (vi) the costs or expenses of any transfer agent or registrar; (vii) custody and escrow fees and wire transfer fees; (viii) the costs of one, third-party independent due diligence report from providers acceptable to the Company and the Sales Agent to be used by the Sales Agent and Dealers; and (ix) the fees, costs and expenses incurred that are payable or reimbursable to the Sales Agent pursuant to the express terms hereof

9. Conditions to Obligations of the Sales Agent. The obligations of the Sales Agent hereunder and the occurrence of the Closing of the Offering are subject to the condition that all representations and warranties of the Company set forth herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects and the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) In the reasonable judgment of the Sales Agent, there shall be no material adverse change in the business or financial condition of the Company or the Subsidiary or any material adverse change in the overall capital markets.

(b) The Offering Circular shall be acceptable to the Sales Agent, and no amendment or supplement to the Offering Circular shall be distributed to which the Sales Agent shall have objected in writing.

(c) A valuation of the Units placed in the Offering shall be provided by an independent valuation firm selected by the Sales Agent in its sole discretion.

(d) The Company shall have provided comfort letters from the Company’s independent certified public accountants, in form and substance acceptable to the Sales Agent, with respect to the audited and unaudited financial statements and other financial information and data contained in the Offering Circular, including but not limited to all balance sheets, income statements, statements of changes in financial position and cash flow statements of the Company and the Subsidiary.

(e) Crowell & Moring LLP, counsel for the Company, shall have furnished to the Sales Agent their written opinions, dated as of the Closing Date, in form and substance reasonably satisfactory to the Sales Agent, to the effect set forth in Exhibits B-1 and B-2.

(f) The Sales Agent shall have received a certificate of the Chief Executive Officer and President of the Company, dated the Closing Date, to the effect that (i) they have carefully examined the Offering Circular (and any amendment or supplement thereto) and, as of its date, the Offering Circular (and any amendment or supplement thereto) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Offering Circular (or any amendment or supplement thereto), any material adverse change in the financial condition or in the management, earnings, capital, properties, or business affairs of the Company or the Subsidiary, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 3 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Company and the Subsidiary have complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 9; (v) no stop order has been issued or, to the best of the their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the Commission or any other federal or state authority.

(g) On or before the Closing Date, the Sales Agent shall receive executed lock-up agreements of each officer, director and shareholder of the Company or the Subsidiary owning four percent (4%) or greater by vote or by value of the Company or the Subsidiary (as identified in the Letter of Intent dated February 11, 2016 (the “Letter of Intent”) delivered by the Sales Agent and agreed to and accepted by the Company) restricting the sale of Units by such individuals as provided in the Letter of Intent in form and substance reasonably acceptable to the Sales Agent.

(h) The Company or the Subsidiary shall have entered into employment or management agreements, which shall include non-compete provisions, with the following individuals with the following titles: (i) Richard Nathan, Chief Operating Officer and President of the Company; (ii) James K. McCarthy, Chief Strategy Officer and Chairman of the Board; (iii) Robert A. Berman, Chief Executive Officer, each of which shall be reasonably satisfactory to the Sales Agent.

(i) Prior to and at the Closing Date: (1) the Company shall not have received from the Commission or any other governmental body any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Sales Agent) and which would reasonably be expected to have Material Adverse Effect; and (ii), if required, the Units shall have been qualified registered for offering and sale under the securities or Blue Sky laws of the jurisdictions as to which the Company and the Sales Agent shall have agreed.

(j) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or in the over-the-counter market; or (ii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war if the effect of any of (i) or (ii) herein, in the Sales Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Units on the terms and in the manner contemplated in the Offering Circular.

(k) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms of this Agreement and the Sales Agent’s compensation hereunder.

(l) As of the Closing Date, the Offering Circular shall have been declared qualified by the Commission and the Units exempt from registration under Section 3(b)(2) of the Securities Act and Regulation A promulgated thereunder as a Tier 2 offering thereunder. No order suspending such exemption or preventing or suspending the use of the Offering Circular or otherwise preventing or materially adversely affecting the transactions contemplated by this Agreement shall have been issued by the Commission or any court, other authority or other governmental agency.

(m) All terms and conditions and circumstances relating to the Offering and the Offering Circular, including but not limited to DTC clearing, settlement and trading as well as the results of the Company’s Due Diligence Report and the due diligence investigation performed by the Sales Agent shall be acceptable to the Sales Agent and its counsel in their sole discretion.

(n) On or before the Closing Date the Company shall have entered into the Clearing Agreement with Folio reasonably acceptable to the Company.

10. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Sales Agent and each of the Dealers and their officers, directors, partners and employees (each an “Indemnified Party”) from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Dealer or the Sales Agent, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company, any material breach of a covenant contained herein by the Company or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Offering Circular or any post-qualification amendment thereto or (ii) in any blue sky application or other document executed by the Company or the Subsidiary or on its or their behalf specifically for the purpose of qualifying any or all of the Units for sale under the securities laws of any jurisdiction, if required or based upon written information furnished by the Company or the Subsidiary under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Offering Circular or any post-qualification amendment thereof or necessary to make the statements therein not misleading, and the Company will reimburse each Dealer or the Sales Agent, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Dealer or the Sales Agent, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company by the Sales Agent or (y) to the Company or the Sales Agent by or on behalf of any Dealer, in each case expressly for use in the Offering Circular or any post-qualification amendment thereof. This indemnity agreement will be in addition to any liability which the Company or the Subsidiary may otherwise have.

(b) The Sales Agent agrees to indemnify and hold harmless the Company and its respective Indemnified Parties from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Sales Agent, any material breach of a covenant contained herein by the Sales Agent, or any material failure by the Sales Agent to perform its obligations hereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Offering Circular or any post-qualification amendment thereto or (ii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Offering Circular or any post-qualification amendment thereof or necessary to make the statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Sales Agent expressly for use in the Offering Circular or any such post-qualification amendments thereof, or (d) any use of sales literature by the Sales Agent not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public concerning the offered Units by the Sales Agent, or (e) any untrue statement made by the Sales Agent or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units, or (f) any material violation by the Sales Agent of this Agreement, or (g) any failure by the Sales Agent to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, or (h) any other failure by the Sales Agent to comply with applicable FINRA, Securities Act or Exchange Act Regulations. The Sales Agent will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Sales Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless and to the extent that such indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that (i) representation of such indemnified party and the indemnifying party would present such counsel with a conflict of interest under applicable standards of professional conduct due to actual or potential differing interests between them, or (ii) that there may be legal defenses available to the indemnified party or parties that are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified parties not having actual or potential differing interests with any indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party agrees that, without the indemnified party’s prior written consent, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated herein unless such settlement (i) includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of such indemnified party and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Agent on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Sales Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Sales Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total fees, commissions and other compensation received by the Sales Agent, in each case as set forth in the table and the footnotes thereto on the cover page of the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Sales Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Sales Agent and each person, if any, who controls the Sales Agent within the meaning of the Securities Act; and the obligations of Sales Agent under this Section 10 shall be in addition to any liability which the Sales Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

11. Representations and Indemnities to Survive. All indemnities, representations, warranties, covenants and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Sales Agent, or any controlling person of the Sales Agent, or the Company or any director, officer or manager or controlling person of the Company, and shall survive delivery of and payment for the Units. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 12, the indemnity and contribution agreements contained in Section 10 and the covenants, agreements, representations and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

12. Termination and Payment of Expenses.

(a) This Agreement shall become effective on the date hereof and, except as otherwise provided in this Agreement, will terminate upon the first to occur of any of the following: (i) the raising of the Maximum Offering Amount; (ii) the termination of the Offering in accordance with the terms hereof; or (iii) the Offering Expiration Date.

(b) In the event that: (i) the Company abandons the Offering prior to the expiration of the Minimum Offering Period, the Company shall pay to the Sales Agent the Early Termination Fee by good corporate check or wire transfer within ten (10) calendar days of the abandonment of the Offering paid to the Sales Agent as payment for the Sales Agent’s reasonable, out-of-pocket expenses, provided however, that the Early Termination Fee shall be $50,000 in addition to the Retainer but no greater than the Sales Agents’ reasonable out of pocket expenses incurred and permissible under Rule 5110(f)(2)(D) of the FINRA Rules, through and including the date of abandonment. Notwithstanding any other provision of this Agreement, the amount reimbursed to the Sales Agent shall not exceed the amount of out-of-pocket accountable actually incurred by the Sales Agent in compliance with Rule 5110(f)(2)(D) of the FINRA Rules.

(c) Notwithstanding anything to the contrary in subsection (b) above, in the event that, during the Minimum Offering Period: (i) the Sales Agent abandons the offering for reasons other than the material breach of this Agreement by the Company, (ii) the Initial Closing has not occurred prior to the expiration of the Minimum Offering Period for reasons solely in the control of the Sales Agent; or (iii) the Initial Closing has not occurred prior to the expiration of the Minimum Offering Period because of an inability to sell the Units due to adverse market conditions, the Company will have no obligation to reimburse the Sales Agent for any of the Sales Agent’s expenses related to the Offering, which are in excess of the Retainer, which shall mean that the Early Termination Fee under such circumstances will not be payable.

13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Sales Agent shall be sufficient in all respects if delivered or sent by reliable courier, first class mail or facsimile transmission to the Sales Agent at Moloney Securities Co, Inc., 13537 Barrett Parkway Drive, Suite 300, Manchester, Missouri 63021, Attention: James A. Riggs, Executive Vice President (facsimile 804-918-9681); and if to the Company shall be sufficient in all respects if delivered or sent by reliable courier, first class mail or facsimile transmission to KeyStone Solutions, Inc., 14420 Albemarle Point Place, Suite 200, Chantilly, Virginia 20152. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Sales Agent, the Company and, to the extent provided in Sections 10 and 11 hereof, the persons entitled to indemnification and contribution hereunder, including officers and directors of the Company and each person who controls the Company, or the Sales Agent, and their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from the Sales Agent shall be deemed a successor or assign by reason merely of such purchase.

15. Time of the Essence. Time shall be of the essence in this Agreement.

16. Business Day. As used herein, the term “business day” shall mean any day when the Federal Reserve’s office in Washington, D.C. is open for business.

17. Applicable Law. This Agreement is to be construed in accordance with and governed by the laws of the Commonwealth of Virginia (without regard to those laws relating to choice of law) applying to contracts entered into and to be performed within the Commonwealth of Virginia.

18. Captions. The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

19. Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

20. Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.), the relevant state and federal regulation pursuant thereto and state privacy laws, the Sales Agent hereby agrees to the confidentiality and non-disclosure obligations set forth herein.

(a) “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. “Customer Information” shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

(b) The Sales Agent understands and acknowledges that it may be a financial institution subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information received by the Sales Agent is received with limitations on its use and disclosure. The Sales Agent agrees that it is prohibited from using the Customer Information received other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the “use in the ordinary course of business” exception to the Privacy Laws.

(c) The Sales Agent shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in its control which are no less rigorous than those maintained by the Sales Agent for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the Sales Agent will immediately notify the Company.

21. Counterparts. This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between us.

[SIGNATURE PAGE FOLLOWS ON THE NEXT PAGE]

SIGNATURE PAGE

SALES AGENCY AGREEMENT

Very truly yours,

KEYSTONE SOLUTIONS, INC.
A Delaware corporation

By:
Title:

Accepted as of the date hereof
on behalf Sales Agent:
Moloney Securities Co., Inc.
and The Benchmark Company, LLC:

MOLONEY SECURITIES CO., INC.

By:
James A. Riggs
Executive Vice President

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